Exhibit 99.1

KIOR PROVIDES OPERATIONAL UPDATE ON COLUMBUS FACILITY

PASADENA, Texas, September 19, 2013 - KiOR, Inc. (NASDAQ: KiOR), provided today an update on the operations at its Columbus, Mississippi, facility in response to the volumes and Renewable Identification Numbers, or RINs, listed in the EPA Moderated Transaction Systems monthly report issued on September 18, 2013.

In July and August, the Columbus facility produced 172,398 gallons of fuel, bringing the 2013 production total from the facility to 357,532 gallons through August 31, 2013. The ratio between gasoline, diesel and fuel oil produced during the most recent two months equaled to approximately 83% gasoline and diesel, with the remaining production as fuel oil. Production from Columbus during July and August exceeded total second quarter production by nearly 40,000 gallons.

As of August 31, 2013, Columbus has shipped 199,071 gallons of fuel since the beginning of 2013, about half of which (99,175 gallons) were shipped in July and August. The Company expects to continue shipping fuel produced in July and August during the month of September.

“KiOR’s Columbus facility continues to make strides toward steady state operations,” said Fred Cannon, President and CEO. “With the BFCC section of the Columbus facility currently producing additional oil, we believe that we are well-positioned to build on the progress made during July and August and to produce additional volumes of cellulosic fuel for American vehicles consistent with our most recent guidance.”

About KiOR

KiOR, a global leader in cellulosic gasoline and diesel transportation fuels, has developed a unique proprietary technology platform to convert abundant and sustainable non-food biomass into fuels for use in vehicles on the road today. KiOR’s cellulosic fuels, which may be transported using existing distribution networks, help ease dependence on foreign oil, reduce lifecycle greenhouse gas emissions and create high-quality jobs and economic benefit across rural communities.

KiOR’s shares are traded on NASDAQ under the symbol “KiOR.” For more information, please visit www.KiOR.com.

Forward-Looking Statements

This release contains “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results and events, including, without limitation, statements about: our ability to produce cellulosic hydrocarbon fuel on a commercial scale; the scalability of our technology; the expected output of our production facilities; the timing and volumes of fuel shipments; and our anticipated future technology developments and operations. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” intends,” “appears,” “estimates,” “projects,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward looking statements. The forward looking statements in this press release involve a number of important risks and uncertainties, which could cause our actual future results to differ significantly from the results discussed in the forward looking statements contained in this press release. Such factors include our ability to raise the additional capital we need in order to expand our business; the sufficiency of our cash to meet our liquidity needs; the ability of our Columbus facility to produce cellulosic hydrocarbon fuel on time, on a continuous and cost-efficient basis and at expected yields; our ability to continuously operate our facilities without delay or shutdowns; our ability to successfully commercialize our cellulosic gasoline, diesel and fuel oil; our ability to effectively scale our proprietary technology platform and process design; the cost of constructing, operating and maintaining facilities necessary to produce our cellulosic gasoline, diesel and fuel oil in commercial volumes; the ability of our initial-scale commercial production facility, which we are in the process of bringing to “steady state” operations, to satisfy the technical, commercial and production requirements under offtake agreements relating to the sale of cellulosic gasoline, diesel and fuel oil; market acceptance of our cellulosic gasoline, diesel and fuel oil, and other factors discussed more fully in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission (SEC) on March 18, 2013, in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2013 and in the Company’s other filings with the SEC. The “Risk Factors” discussion in the filings listed above is incorporated by reference in this press release. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results, levels of activity, performance or achievement may vary significantly from what we have projected. We specifically disclaim any obligation to update these forward looking statements in the future. These forward-looking statements should not be relied upon as representing our estimates or views as of any date subsequent to the date of this press release.

Contact Information:

For investors:

Dan Richardson, Vice President, Finance

281-694-8744

Investor.relations@kior.com

For media:

Kate Perez, Director, Corporate Communications & Public Relations

281-694-8831

Media@kior.com

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